EXECUTION COPY

FORBEARANCE AND SETTLEMENT AGREEMENT

This FORBEARANCE AND SETTLEMENT AGREEMENT (this “Agreement”), dated as of September 20, 2010, is entered into by and among Kohlberg Capital Funding LLC I (“Kohlberg Funding” or the “Borrower”), as Borrower, Kohlberg Capital Corporation (“Kohlberg” or the “Servicer” and, together with Kohlberg Funding, the “Borrower Parties”), as Servicer, BMO Capital Markets Corp. (the “Agent”), as Agent, and Bank of Montreal (“BMO”), Fairway Finance Company LLC (“Fairway”), Deutsche Bank AG, New York Branch (“DB”), and Riverside Funding LLC (“Riverside”, and together with BMO, Fairway, and DB, the “Lenders”), as Lenders. Each Borrower Party, the Agent, and each Lender is sometimes referred to herein individually as a “Party” and collectively, as the “Parties.”

RECITALS

A.          The Borrower, the Servicer, the Agent, Fairway and Riverside are parties to that certain Loan Funding and Servicing Agreement dated as of February 14, 2007 (as modified, supplemented or amended from time to time, the “LFSA”), and related Transaction Documents, pursuant to which Fairway and Riverside have made certain loans and financial accommodations available to the Borrower. Terms used herein without definition shall have the meanings ascribed to them in the LFSA.

B.          As of September 14, 2010, the principal amount of the Advances Outstanding under the LFSA was $137,159,148.52. As of September 16, 2010, there was aggregate accrued and unpaid interest with respect to the Advances Outstanding of $200,332.76.

C.          The Agent and the Lenders assert that (i) on September 29, 2008, the Termination Date under the LFSA occurred, and (ii) the occurrence of the Termination Date commenced the two-year Amortization Period and all Advances Outstanding under the LFSA will become due and payable on September 29, 2010 (the “Alleged Maturity Date”).

D.          In addition, the Agent has previously given notice to the Borrower Parties that the following Termination Events, Servicer Termination Events, and potential Termination Events and Servicer Termination Events occurred under the LFSA (together with assertions relating to the Alleged Maturity Date and any alleged Termination Events, Servicer Termination Events, Unmatured Termination Events or Unmatured Servicer Termination Events relating thereto or to Borrower’s failure to repay all Advances Outstanding and all other amounts payable under the LFSA and the Transaction Documents on the Alleged Maturity Date, the “Alleged Termination Events”):

i.           Termination Events pursuant to Sections 9.1(a), (g) and (h) of the LFSA as a result of the Servicer’s failure to properly calculate the Moody’s Ratings of certain Loans;

ii.          a Termination Event pursuant to Section 9.1(b) of the LFSA as a result the Borrower’s failure to comply with the corporate separateness requirements of Section 4.1(t)(xxv) and (xxix) and 5.1(m)(i) and (ii) of the LFSA;

iii.         a Termination Event pursuant to Section 9.1(m) of the LFSA as a result of the Rolling Three-Month Default Ratio exceeding 7 percent for more than 15 days;

iv.         a Servicer Termination Event pursuant to Section 7.25(b) of the LFSA (resulting in a Termination Event under Section 9.1(d) of the LFSA) as a result of the Servicer’s failure to provide timely annual audited consolidated financial statements for the period ending December 31, 2009;

v.          a Termination Event pursuant to Section 9.1(g) as a result of the existence and continuance of an Overcollateralization Shortfall for a period in excess of three business days;

vi.         a Servicer Termination Event pursuant to Section 7.25(g) of the LFSA (resulting in a Termination Event under Section 9.1(d) of the LFSA) as a result of the Servicer’s failure to maintain the required minimum Net Worth set forth therein; and

vii.        potential Servicer Termination Events pursuant to Sections 7.25(g), (i) and/or (k) and potential Termination Events under Sections 9.1(d), (e), (f) and/or (g) of the LFSA as a result of the possible existence of material misstatements in the Servicer’s audited financial statements for the year ended December 31, 2008.

E.           The Borrower Parties disagree with and have contested the Alleged Termination Events (including, without limitation, the Alleged Maturity Date) and on or about August 28, 2009, the Borrower Parties filed an action in the Supreme Court of the State of New York (the “Court”) and pending as Case No. 602688/09 asserting various causes of action against Fairway, Agent, Riverside and DB relating to, among other things, the assertion by the Agent and the Lenders of the Alleged Maturity Date and certain of the other Alleged Termination Events (the “Litigation”).

F.           On June 23, 2010, Fairway, Agent, Riverside and DB filed a summary judgment motion regarding the Borrower Parties’ claims relating to the occurrence of a Termination Date under the LFSA (the “Initial SJ Motion”). On July 28, 2010, the Borrower Parties opposed the Initial SJ Motion and cross-moved for summary judgment on the same issue (the “Cross Motion”). The briefing on the Initial SJ Motion is complete and is now pending before the Court. Fairway, Agent, Riverside and DB filed their response to the Cross Motion on August 31, 2010. The Borrower Parties’ reply brief with respect thereto has not yet been filed.

G.           On September 10, 2010, the Borrower, Servicer and the Lenders executed that certain Settlement and Forbearance Term Sheet (the “Settlement Term Sheet”) pursuant to which the parties agreed, on a summary basis and subject to final documentation, to settle all claims that were or could have been asserted in the Litigation and to enter into this Agreement.

H.           Kohlberg is currently contemplating various strategic alternatives, including a possible sale of a controlling equity interest in Kohlberg or a sale by Kohlberg of substantially all of its assets pursuant to a strategic process initiated by Kohlberg (the “Kohlberg Strategic Process”).

I.           Each Party is entering into this Agreement with the understanding and agreement that, except as specifically provided herein, none of the other Parties’ rights or remedies as set forth in the LFSA is being waived or modified by the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.           Incorporation of Recitals. Each of the above recitals is expressly incorporated herein and is represented by the Parties to be true and correct.

2.           Reaffirmation of Obligations. The Parties hereby agree and acknowledge as follows:

(a)              The Advances Outstanding and all other amounts payable by the Borrower under the LFSA (as modified hereby) constitute valid and binding obligations of the Borrower enforceable against the Borrower in accordance with the LFSA, and the Borrower Parties hereby reaffirm their respective obligations under the LFSA.

(b)              The Agent’s and any Lender’s entry into this Agreement or any of the documents referenced herein, the Agent’s and any Lender’s negotiations with any party with respect to any Transaction Document, the Agent’s and any Lender’s conduct of any analysis or investigation of any collateral, Agent’s and any Lender’s acceptance of any payment from the Borrower prior to the date hereof, or any other action or failure to act on the part of the Agent or any Lender shall not constitute (i) a modification of the LFSA or any Transaction Document (except as specifically provided herein) or (ii) a waiver of any Forbearance Termination Event (as defined herein), Servicer Termination Event or Termination Event or a waiver of any term or provision of any Transaction Document.

3.           Payment in Full of Advances Outstanding. The Advances Outstanding and all other amounts payable by the Borrower under the LFSA (as modified hereby) shall be paid in full by the Borrower on or before the earlier of (i) the closing date of a Disposition Transaction and (ii) February 28, 2011.

4.           Agreement to Forbear. For and during the Forbearance Term (as defined below), the Agent and the Lenders each agree to not take any action or commence any proceedings with respect to the enforcement of any right or remedy under the Transaction Documents held by any of them as a result of any Alleged Termination Event or any other Termination Event, Servicer Termination Event, Unmatured Termination Event, or Unmatured Servicer Termination Event that resulted from or otherwise relates to an event that occurred or a condition that existed prior to the date hereof and that was known or reasonably should have been known to the Agent or the Lenders prior to the date hereof (collectively, the “Existing Termination Events”). As used herein, “Forbearance Term” shall mean the period commencing upon the date hereof and continuing until the earliest to occur of: (x) any Forbearance Termination Event, or (y) February 28, 2011.

5.           Right to Exercise Remedies Upon Termination of Agreement to Forbear. Each of the Borrower and the Servicer acknowledges and agrees that upon the termination of the Forbearance Term and without any further action on the part of the Agent or the Lenders, all Advances Outstanding and other amounts payable under the LFSA (as modified hereby) shall be immediately due and payable and the Agent and the applicable Lenders shall be entitled to exercise any or all of their remedies under the LFSA and applicable law, including, without limitation, the appointment of a receiver and the enforcement under the UCC of any liens or security interests held by the Agent or any applicable Lender.

6.           Modification of Certain LFSA Provisions. Solely during the Forbearance Term, the Borrower Parties’ failure to comply with Sections 7.25(g), 9.1(f), (g), (h), (k), and (m), and Sections 5.1(m), 5.1(bb), and 5.1(cc) of the LFSA shall not give rise to the occurrence of a Forbearance Termination Event, Termination Event or Servicer Termination Event, as applicable. Notwithstanding the provisions of this Section 6, the Borrower Parties shall continue to deliver to Agent all Required Reports in the form and substance required by the LFSA and the Transaction Documents.

7.           Forbearance Termination Events. The occurrence of any of the following events shall constitute a “Forbearance Termination Event”:

(a)              Borrower or Servicer fails to observe or perform any term, covenant, or agreement binding on them contained in Section 10 of this Agreement.

(b)              The occurrence of any Termination Event or Servicer Termination Event under the LFSA other than (i) the Existing Termination Events or (ii) any Termination Event, Servicer Termination Event, Unmatured Termination Event or Unmatured Servicer Termination Event arising as a result of the Borrower Parties’ failure to comply with the provisions of the LFSA set forth in Section 6 hereof.

(c)              The Overcollateralization Ratio, calculated as of any Determination Date, is less than 115 percent. For purposes of this Section 7(c) the “Overcollateralization Ratio” shall be defined as (i) the Purchased Loan Balance (excluding any amounts related to Defaulted Loans other than those set forth on Schedule A hereto) divided by (ii) the Advances Outstanding.

(d)              On any date during the Forbearance Term, the Servicer fails to maintain a minimum Net Worth of at least $150,000,000.

(e)              Any representation or warranty made by the Borrower or Servicer in this Agreement is untrue or misleading in any material respect when made.

(f)              The Borrower, the Servicer, or any other person brings any action in any judicial, administrative or other proceeding disputing (i) the legality, validity or enforceability of (A) this Agreement or any agreement executed in connection herewith, (B) the LFSA or any other Transaction Documents, or (C) the Borrower’s obligation to repay the Advances Outstanding in accordance with the terms of this Agreement or (ii) the validity, priority, enforceability or extent of Agent’s or any Lender’s liens and security interests in or against any item of Collateral or (iii) the existence or amount of the Advances Outstanding; provided, however, that the foregoing shall not limit or restrict the right of the Borrower and the Servicer to enforce their respective rights under this Agreement.

(g)              The Servicer and/or Borrower (as applicable) has neither (i) on or before September 30, 2010, (A) entered into a merger agreement, purchase and sale agreement or other agreement with an entity (the “Purchaser”) selected by the Servicer (in its discretion) pursuant to the Kohlberg Strategic Process, pursuant to which the Servicer agrees to sell and convey to Purchaser a controlling equity interest in the Servicer or substantially all of its assets (a “Disposition Transaction”) and (B) provided the Agent and the Lenders with written notice thereof nor (ii) made payments to the applicable Lenders on or before September 30, 2010 sufficient to reduce the Advances Outstanding to $125,000,000 (or less).

(h)              The Servicer and/or Borrower (as applicable) has neither (i) on or before October 31, 2010, (A) filed with the Securities and Exchange Commission a preliminary proxy statement with respect to a Disposition Transaction and the actions required to be taken by the Servicer to obtain all requisite approvals from the shareholders of Kohlberg in respect of such Disposition Transaction and (B) provided the Agent and the Lenders with written notice thereof nor (ii) made payments to the Lenders sufficient to reduce the Advances Outstanding as of each of the following dates to the following amounts:

Payment Date	Balance of Advances Outstanding

11/3/2010	$115,000,000 (or less)
12/1/2010	$105,000,000 (or less)
1/3/2011	$95,000,000 (or less)
2/1/2011	$85,000,000 (or less)

(i)              The Servicer and/or Borrower (as applicable) has neither (i) on or before February 15, 2011, (A) received any requisite approvals from the shareholders of Kohlberg in respect of a Disposition Transaction and (B) provided the Agent and the Lenders with written notice thereof, nor (ii) made payments to the Lenders on or before February 15, 2011 sufficient to reduce Advances Outstanding to $85,000,000 (or less).

Solely for purposes of determining whether Advances Outstanding have been reduced for the purposes of, and by the payment dates set forth in, subsections (g), (h), and (i) of this Section 7, the amount of Advances Outstanding as of an applicable payment date will be deemed reduced by (i) the aggregate amount of loan proceeds, settlement proceeds and sale proceeds received by the Lenders or deposited into the Collection Account in respect of any Loans since the preceding Payment Date, less interest due on the subsequent Payment Date and (ii) the proceeds due from the sale of any Loan which have not yet been received as of the applicable payment date, provided that the trade date with respect to such Loan sale is a date within thirty (30) days prior to the applicable payment date and provided further that the Lenders shall have received, on or before the applicable payment date, documentation evidencing the Borrower’s agreement to sell any such Loan. The Parties agree that for purposes of the preceding sentence, a trade ticket or trade confirmation of a pending sale shall satisfy the requirement for documentation.

(j)              The Borrower fails to repay all Advances Outstanding and all other amounts due (as modified hereby) and owing to the Lenders in accordance with Section 3 hereof.

8.           Interest Rate During the Forbearance Term. During the period commencing as of the date of the Term Sheet and continuing throughout the entire Forbearance Term, interest shall accrue and be paid on the Advances Outstanding owed to each Lender at the rates applicable to such Lender and on the applicable dates under the LFSA prior to the occurrence of a Termination Event.

9.           Discretionary Loan Sales During the Forbearance Term. During the Forbearance Term, the Borrower Parties may, without further consent or authorization from the Agent or the Lenders, make discretionary sales of Loans included in the Collateral only on the following terms:

(a)              for the sale of any Loans set forth on Schedule B hereto, so long as the sale proceeds equal or exceed 90 percent of such Loan’s mark-to-market value reflected on Schedule B, (and for the avoidance of doubt, mark-to-market value will not be adjusted for purposes of this Section) without the Lenders’ written consent;

(b)              in the case of a Discount Loan, so long as the proceeds for such sale are at least equal to 90 percent of such Discount Loan’s purchase price; and

(c)              for all other Loans, so long as the proceeds from any such sale equal or exceed 90 percent of the par value of such Loan;

Provided however, that neither the Servicer nor the Borrower shall, without the prior written consent of the Agent and each of the Lenders, make a discretionary sale of a Loan if the proceeds from such a sale are expected to be less than the amounts set forth in this Section 9.

10.         Discontinuance of Litigation.

(a)              Within two (2) business days of the Parties’ execution of this Agreement, the Parties shall jointly file a Stipulation of the Discontinuance of the Litigation with prejudice in the form attached hereto as Exhibit A, with each party to bear its own legal fees and costs in connection therewith.

(b)              Provided that all Advances Outstanding and, subject to Section 10(c), all other amounts due and owing to the Lenders (the “Loan Amounts”) are paid by the Borrower in full on or before February 28, 2011, BMO, on the one hand, and Riverside or DB on the other hand shall each make a payment to Kohlberg Funding in the amount of $1,000,000.00 (for a total aggregate payment of $2,000,000.00) which payment shall, in the discretion of each Lender, (a) be made as a settlement payment contemporaneously with the payment in full by the Borrower of the Loan Amounts due such Lender or (b) be credited, as of the time the Borrower pays the Loan Amounts in full, against the Loan Amounts owed and to be paid to such Lender.

(c)              Provided that the Loan Amounts are paid by the Borrower in full on or before February 28, 2011, the Loan Amounts shall not include any fees or expenses, including attorneys’ fees and any other Indemnified Amounts incurred by the Agent or the Lenders (or their respective Affiliates, officers, directors, employees or agents) in or in connection with or on account of, the Litigation, or any other fees and expenses payable to the Agent or the Lenders under the LFSA or the Transaction Documents; provided however, the Loan Amounts shall include any fees and expenses, including, without limitation, reasonably attorneys fees, incurred by the Agent and/or Lenders in connection with or related to the exercise of remedies under this Agreement, the LFSA and/or the other Transactions Documents following the occurrence of a Forbearance Termination Event.

11.         Releases.

(a)              Kohlberg and Kohlberg Funding, for themselves and all of their respective past, present or future parents, subsidiaries, divisions, affiliates, predecessors, successors, joint venturers, partners, partnerships, corporations, companies, organizations, associations, principals, members, associates, employees, officers, directors, shareholders, servants, advisors, attorneys and agents, and all of those persons’ (be they individuals or entities) past, present or future heirs, beneficiaries, trustees, representatives, executors, distributees, administrators, assigns, guardians, officers, directors, shareholders and others acting on their behalf (any and all of the foregoing being referred to herein as the “Kohlberg Parties”), do hereby release and forever discharge each of the Lenders and the Agent and any of their respective past, present or future parents, subsidiaries, divisions, affiliates, predecessors, successors, joint venturers, partners, partnerships, corporations, companies, organizations, associations, principals, members, associates, employees, officers, directors, shareholders, servants, advisors, attorneys and agents, and all of those persons’ (be they individuals or entities) past, present or future heirs, beneficiaries, trustees, representatives, executors, distributees, administrators, assigns, guardians, officers, directors, shareholders and others acting on their behalf (any and all of the foregoing being referred to herein as the “Lender Parties”), of and from any and all, and all manner of, action and actions, cause and causes of action, claims, suits, demands, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, incidents, executions, obligations, damages, liabilities, judgments, and all other claims or demands of any kind whatsoever, whether in law or in equity, whether known or unknown, which any of the Kohlberg Parties ever had, now has or hereafter can, shall or may have, from the beginning of the world to the date of this Agreement, against any of the Lender Parties arising from or relating to the LFSA, the Transaction Documents, or the Litigation; provided, however, that no Lender Party is released from any obligation under this Agreement.

(b)              Upon payment in full of the Loan Amounts in accordance with this Agreement, each of the Lenders and the Agent shall execute and deliver a release to Kohlberg and Kohlberg Funding from any and all claims in connection with the LFSA, the Transaction Documents or the Litigation, in the form set forth in Exhibits B and C.

12.         Information Access. Subject to the confidentiality provisions set forth in the LFSA, the Borrower Parties shall provide the Lenders and their representatives, upon reasonable notice and during normal business hours, with full and complete access to their books and records respecting their actions and activities respecting the sale, collection, or administration of the Loans and the tracking of any and all payments received on account of such Loans, including the sale of such Loans.

13.         Representations and Warranties. Each Party represents and warrants as follows:

(a)              Authority. Such Party has the requisite corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and under the LFSA and other Transaction Documents (as modified hereby) to which it is a party. The execution, delivery and performance by such Party of this Agreement have been duly approved by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any applicable law. No other corporate proceedings by such Party are necessary to consummate any actions contemplated by this Agreement.

(b)              Enforceability. This Agreement has been duly executed and delivered by such Party. This Agreement and the LFSA and other Transaction Documents (as modified hereby) are legal, valid and binding obligations of such Party, enforceable against such Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and are in full force and effect.

(c)              LFSA Representations and Warranties. The Borrower and the Servicer represent that, except for the existence of the Existing Termination Events, the representations and warranties contained in the LFSA and other Transaction Documents are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof).

(d)              No Duress. This Agreement has been entered into without force or duress, of the free will of such Party. Such Party’s decision to enter into this Agreement is a fully informed decision and such Party is aware of all legal and other ramifications of such decision.

(e)              Counsel. Such Party has read and understands this Agreement, has consulted with and been represented by legal counsel of its own choosing in connection herewith and has been advised by its counsel of its rights and obligations hereunder.

(f)              No Unknown Termination Events. Except for the existence of the Existing Termination Events, the Borrower Parties are not aware of any event that has occurred and is continuing that constitutes a Termination Event, Servicer Termination Event, Unmatured Termination Event, or Unmatured Servicer Termination Event

(g)              No Assignment. In the case of the Borrower and the Servicer, such Party has not assigned, transferred, conveyed or released and discharged, voluntarily or involuntarily, or by operation of law, to any other person (whether an individual or entity), any claim or portion thereof or interest therein relating to the LFSA or any of the matters that are the subject of this Agreement.

14.         No Third Party Beneficiaries. Nothing contained in this Agreement, express or implied, is intended to confer any rights or benefits upon any party other than the Borrower Parties, each Lender, and the Agent, and their respective successors and assigns.

15.         Choice of Law, Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the internal laws (without regard to the conflict of laws provisions) of the State of New York. Any action or proceeding that may be commenced with respect to this Agreement shall be commenced in the Supreme Court of the State of New York, County of New York or the United States District Court for the Southern District of New York, and each of the parties hereto submits to the in personam jurisdiction of said courts for purposes of such action or proceeding, and waives any claim of improper venue or inconvenient forum in said courts.

16.         Waiver of Jury Trial. EACH OF THE AGENT, THE LENDERS, THE BORROWER, AND THE SERVICER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE LFSA OR ANY OTHER TRANSACTION DOCUMENT.

17.         Waiver of Bond. Each of the Borrower and the Servicer waives the posting of any bond otherwise required of the Agent or the Lenders in connection with any judicial process or proceeding to enforce any judgment or other court order entered in favor of the Agent or the Lenders or to enforce by specific performance, temporary restraining order, preliminary or permanent injunction, this Agreement.

18.         Time of the Essence. Time is of the essence with respect to the provisions of this Agreement. This Agreement shall not be effective until it is fully executed by all of the Parties.

19.         Counterparts. This Agreement may be executed in any number of counterparts and by different Parties on separate counterparts. Each of such counterparts shall be deemed to be an original, and all of such counterparts, taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or electronic transmission of a “pdf” (or other such viewable, printable data file) shall be equally effective as delivery of a manually executed original counterpart.

20.         Status of LFSA and Transactions Documents.

(a)              Except as specifically set forth in this Agreement, the LFSA and all other Transaction Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of each of the Parties.

(b)              The execution, delivery and performance of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Party under the LFSA (as modified hereby) or any other Transaction Documents, nor constitute a waiver of any provision of any of the LFSA (as modified hereby).

21.         Ratification. Each of the Parties hereby restates, ratifies and reaffirms each and every term and condition set forth in the LFSA, as amended hereby, and the other Transaction Documents effective as of the date hereof.

22.         Estoppel. To induce Agent and the Lenders to enter into this Agreement, each of the Borrower and the Servicer hereby acknowledges and agrees that, subject to Section 10(b) as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of the Borrower or the Servicer as against the Agent or any Lender with respect to the Advances Outstanding.

23.         Amendments. No amendment or modification of any provision of this Agreement shall be effective without the written agreement of the Agent, the Lenders and the Borrower Parties, and no termination or waiver of any provision of this Agreement, or consent to any departure by the Agent, the Lenders or the Borrower Parties therefrom, shall in any event be effective without the written concurrence of each of the other Parties. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand upon the Borrower Parties in any case shall entitle the Borrower Parties to any other or further notice or demand in similar or other circumstances.

24.         No Waiver. The Agent’s and/or Lenders’ failure, at any time or times hereafter, to require strict performance by the Borrower Parties of any provision or term of this Agreement shall not waive, affect or diminish any right of the Agent and/or the Lenders thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Agent and/or Lenders of a Forbearance Termination Event, Servicer Termination Event or Termination Event shall not, except as may be expressly set forth herein, suspend, waive or affect any other Forbearance Termination Event, Servicer Termination Event or Termination Event whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of the Borrower Parties contained in this Agreement, the LFSA or in any of the other Transaction Documents, and no Forbearance Termination Event, Servicer Termination Event or Termination Event shall be deemed to have been suspended (except as expressly provided herein) or waived by the Agent and/or the Lenders unless such suspension or waiver is (a) in writing and signed by the Agent and the Lenders, and (b) actually delivered to the Borrower Parties.

25.         Section Headings. Section headings are solely for the convenience of the Parties and do not affect the meaning or construction of any provision in this Agreement.

26.         Integration. This Agreement, together with the LFSA (as modified hereby), the other Transaction Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the Parties hereto with respect to the subject matter hereof.

27.         Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Agreement and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

28.         Notices. All notice and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or hand delivered, as to each party hereto, at its address set forth below:

(a)              The Agent:

BMO Capital Markets Corp.
115 South LaSalle Street
12th Floor West
Chicago, Illinois 60603
Attn: Jack Kane
Telephone: (312) 461-7900
Facsimile: (312) 461-7958

with a copy to:

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
Attn: Stuart M. Rozen, Esq.
Telephone: (312) 701-7302
Facsimile: (312) 706-8237

(b)              The Lenders:

Fairway Financing Company, LLC
c/o Lord Securities Corporation
48 Wall Street, 27th Floor
New York, New York 10005
Telephone: (212) 346-9000
Facsimile: (212) 346-9000

and

BMO Capital Markets Corp.
115 South LaSalle Street
12th Floor West
Chicago, Illinois 60603
Attn: Jack Kane
Telephone: (312) 461-7900
Facsimile: (312) 461-7958

with a copy to:

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
Attn: Stuart M. Rozen, Esq.
Telephone: (312) 701-7302
Facsimile: (312) 706-8237

and

Riverside Funding, LLC
c/o Global Securitization Services, LLC
445 Broad Hollow Road, Suite 239
Melville, NY 11747
Attn: Jill Russo
Telephone: (212) 295-5731
Facsimile: (212) 797-5150

and

Deutsche Bank Securities Inc.
60 Wall Street, 19th Floor
New York, New York 10005
Attn: Mary Conners
Telephone: (212) 250-4731
Facsimile: (212) 797-5150

With a copy to:

Bingham McCutchen LLP
399 Park Avenue
New York, NY 10022
Attn: Susan F. DiCicco, Esq.
Telephone: (212) 705-7421
Facsimile: (212) 593-6012

(c)              The Borrower:

Kohlberg Capital Funding LLC I
c/o Kohlberg Capital Corporation
295 Madison Avenue, 6th Floor
New York, New York 10017
Attention: Dayl W. Pearson
Telephone: (212) 455-8366
Facsimile: (212) 983-7654

with a copy to:

Dickstein Shapiro LLP
1633 Broadway
New York, NY 10019-6708
Attn: Howard Graff, Esq.
Telephone: (212) 277-6560
Facsimile: (212) 277-6501

(d)              The Servicer:

Kohlberg Capital Corporation
295 Madison Avenue, 6th Floor
New York, New York 10017
Attention: Dayl W. Pearson
Telephone: (212) 455-8366
Facsimile: (212) 983-7654

with a copy to:

Dickstein Shapiro LLP
1633 Broadway
New York, NY 10019-6708
Attn: Howard Graff, Esq.
Telephone: (212) 277-6560
Facsimile: (212) 277-6501

All such notices and communications shall be effective upon receipt, or, in the case of (a) notice by mail, five days after being deposited in the United States mail, first class postage prepaid, (b) notice by telex, when telexed against receipt of answer back, or (c) notice by facsimile copy, when verbal communication of receipt is obtained.

29.         Limitation on Relationship Between Parties. The relationship of the Agent and the Lenders, on the one hand, and the Borrower and the Servicer, on the other hand, has been and shall continue to be, at all times, that of creditor and debtor. Nothing contained in this Agreement, any instrument, document or agreement delivered in connection therewith or in the LFSA or any of the other Transaction Documents shall be deemed or construed to create a fiduciary relationship between the parties.

30.         No Assignment. This Agreement shall not be assignable by either the Borrower or the Servicer without the express written consent of the Agent and the Lenders. Pursuant to Section 12.17 of the LFSA, each Lender may assign to one or more Persons all or any part of, or any participation interest in, such Lender’s rights and benefits hereunder.

31.         Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors or permitted assigns and no other Person shall have any right, benefit or interest under or because of the existence of this Agreement.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

KOHLBERG CAPITAL CORPORATION

By:	/s/ Dayl W. Pearson
	Its:	Dayl W. Pearson
Chief Executive Officer
Kohlberg Capital Corporation

KOHLBERG CAPITAL FUNDING LLC I

By:	/s/ Dayl W. Pearson
	Its:	Authorized Representative

BMO CAPITAL MARKETS CORP., as Agent

By:	/s/ Jack J. Kane
	Its:	Managing Director

FAIRWAY FINANCE COMPANY LLC, as
Conduit Lender

By:	/s/ Philip A. Martone
	Its:	Vice President

RIVERSIDE FUNDING LLC, as Conduit
Lender

By:	/s/ Jill A. Russo
	Its:	Vice President

BANK OF MONTREAL, as Liquidity Bank

By:	/s/ Jack J. Kane
	Its:	Managing Director

DEUTSCHE BANK AG, NEW YORK BRANCH, as Liquidity Bank

By:	/s/ Kevin Tanzer
	Its:	Kevin Tanzer
Director

By:	/s/ Sergey Moiseyenko
	Its:	Sergey Moiseyenko
Vice President

SCHEDULE A

Kohlberg Capital Funding LLC I	CoActive Technologies, Inc.	Term Loan (Second Lien)

SCHEDULE B

Portfolio_Name	Issuer_Name	Asset_Name	9-10-2010 Par	6-30-10 MV	Par * 6-30 MV	Par *90% of MV
Kohlberg Capital Funding LLC I	Advanced Lighting Technologies, Inc.	Deferred Draw Term Loan (First Lien)	$321,948.21	97.1000%	$312,611.71	$281,350.54
Kohlberg Capital Funding LLC I	Advanced Lighting Technologies, Inc.	Term Loan (First Lien)	$1,572,449.70	97.1000%	$1,526,848.66	$1,374,163.80
Kohlberg Capital Funding LLC I	Aero Products International, Inc.	Term Loan	$3,118,560.00	62.5000%	$1,949,100.00	$1,754,190.00
Kohlberg Capital Funding LLC I	AGA Medical Corporation	Tranche B Term Loan	$1,832,209.30	96.2000%	$1,762,585.35	$1,586,326.81
Kohlberg Capital Funding LLC I	AGS LLC	Delayed Draw Term Loan	$405,264.24	91.5000%	$370,816.78	$333,735.10
Kohlberg Capital Funding LLC I	AGS LLC	Initial Term Loan	$2,896,645.42	91.5000%	$2,650,430.56	$2,385,387.50
Kohlberg Capital Funding LLC I	Astoria Generating Company Acquisitions, L.L.C.	Term C	$4,000,000.00	95.7000%	$3,828,000.00	$3,445,200.00
Kohlberg Capital Funding LLC I	Awesome Acquisition Company (CiCi's Pizza)	Term Loan (Second Lien)	$4,000,000.00	93.3000%	$3,732,000.00	$3,358,800.00
Kohlberg Capital Funding LLC I	Bankruptcy Management Solutions, Inc.	Term Loan (First Lien)	$1,870,496.50	80.9000%	$1,513,231.67	$1,361,908.50
Kohlberg Capital Funding LLC I	Bicent Power LLC	Advance (Second Lien)	$4,000,000.00	78.3000%	$3,132,000.00	$2,818,800.00
Kohlberg Capital Funding LLC I	Caribe Information Investments Incorporated	Term Loan	$1,611,044.80	88.8000%	$1,430,607.79	$1,287,547.01
Kohlberg Capital Funding LLC I	Cast & Crew Payroll, LLC (Payroll Acquisition)	Initial Term Loan	$6,373,290.00	98.6000%	$6,284,063.94	$5,655,657.55
Kohlberg Capital Funding LLC I	CoActive Technologies, Inc.	Term Loan (First Lien)	$3,893,443.58	83.0000%	$3,231,558.17	$2,908,402.35
Kohlberg Capital Funding LLC I	eInstruction Corporation	Initial Term Loan	$3,237,985.88	97.8000%	$3,166,750.19	$2,850,075.17
Kohlberg Capital Funding LLC I	Harland Clarke Holdings Corp. (fka Clarke American Corp.)	Tranche B Term Loan	$2,910,000.00	86.2500%	$2,509,875.00	$2,258,887.50
Kohlberg Capital Funding LLC I	HMSC Corporation (aka Swett and Crawford)	Loan (Second Lien)	$5,000,000.00	74.7000%	$3,735,000.00	$3,361,500.00
Kohlberg Capital Funding LLC I	Hunter Fan Company	Initial Term Loan (First Lien)	$3,690,442.85	87.9000%	$3,243,899.27	$2,919,509.34
Kohlberg Capital Funding LLC I	Inmar, Inc.	Term Loan	$3,363,853.77	97.1000%	$3,266,302.01	$2,939,671.81
Kohlberg Capital Funding LLC I	KIK Custom Products Inc.	Loan (Second Lien)	$5,000,000.00	61.2000%	$3,060,000.00	$2,754,000.00
Kohlberg Capital Funding LLC I	La Paloma Generating Company, LLC	Loan (Second Lien)	$2,000,000.00	79.8000%	$1,596,000.00	$1,436,400.00
Kohlberg Capital Funding LLC I	Primus International Inc.	Term Loan	$1,080,675.87	96.4000%	$1,041,771.54	$937,594.39
Kohlberg Capital Funding LLC I	San Juan Cable, LLC	Loan (Second Lien)	$3,000,000.00	98.1000%	$2,943,000.00	$2,648,700.00
Kohlberg Capital Funding LLC I	Schneller LLC	Term Loan	$4,091,034.67	97.4500%	$3,986,713.28	$3,588,041.95
Kohlberg Capital Funding LLC I	Seismic Micro-Technology, Inc. (SMT)	Term Loan	$780,480.34	97.6000%	$761,748.81	$685,573.93
Kohlberg Capital Funding LLC I	Seismic Micro-Technology, Inc. (SMT)	Term Loan	$1,170,720.51	97.6000%	$1,142,623.22	$1,028,360.89
Kohlberg Capital Funding LLC I	Specialized Technology Resources, Inc.	Term Loan (First Lien)	$3,543,235.78	97.7000%	$3,461,741.35	$3,115,567.22
Kohlberg Capital Funding LLC I	TPF Generation Holdings, LLC	Loan (Second Lien)	$2,000,000.00	98.0000%	$1,960,000.00	$1,764,000.00
Kohlberg Capital Funding LLC I	TUI University, LLC	Term Loan (First Lien)	$3,119,818.45	97.6000%	$3,044,942.80	$2,740,448.52
Kohlberg Capital Funding LLC I	Wolf Hollow I, LP	Acquisition Term Loan	$763,091.67	96.0000%	$732,568.01	$659,311.21
Kohlberg Capital Funding LLC I	Wolf Hollow I, LP	Synthetic Letter of Credit	$668,411.79	96.0000%	$641,675.32	$577,507.79
Kohlberg Capital Funding LLC I	Wolf Hollow I, LP	Synthetic Revolver Deposit	$167,102.95	96.0000%	$160,418.83	$144,376.95

			$81,482,206.28	88.5824%	$72,178,884.26	$64,960,995.83

EXHIBIT A

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
– – – – – – – – – – – – – – – – – – – – – – – – – – –	x

KOHLBERG CAPITAL FUNDING LLC I, et al.,	:	Index No. 602688/2009
IAS Part 60
Plaintiffs,	:	(Fried, J.)

	:	STIPULATION OF
– against –		DISCONTINUANCE
:

FAIRWAY FINANCE COMPANY LLC, et al.,	:

Defendants.	:

– – – – – – – – – – – – – – – – – – – – – – – – – – –	x

IT IS HEREBY STIPULATED AND AGREED by and between Plaintiffs Kohlberg Capital Funding LLC I and Kohlberg Capital Corporation, and Defendants Riverside Funding, LLC, Deutsche Bank AG, New York Branch, Fairway Finance Company, LLC and BMO Capital Markets Corporation, by their undersigned attorneys, pursuant to Rule 3217 of the New York Civil Practice Law and Rules, that no party being an infant, incompetent person for whom a committee has been appointed or conservatee, and there being no person not a party who has an interest in the subject matter of the action, that this action be and hereby is discontinued with prejudice, with each party to bear its own costs.

Dated:	New York, New York
September __, 2010

DICKSTEIN SHAPIRO LLP

By:
Howard Graff
Judith R. Cohen
Jessica E. Elliott

1633 Broadway
New York, New York 10019
(212) 277-6500

Attorneys for Plaintiffs Kohlberg Capital
Funding LLC I and Kohlberg Capital
Corporation.

MAYER BROWN LLP

By:
Michael O. Ware
Megan A. Sramek

1675 Broadway
New York, NY 10019
(212) 506-2500

Attorneys for Defendants Fairway Finance
Company LLC and BMO Capital Markets
Corp.

BINGHAM McCUTCHEN LLP

By:
Robert M. Dombroff
Susan F. DiCicco
Stephen Scotch-Marmo

399 Park Avenue
New York, NY 10022
(212) 705-7000

Attorneys for Defendants Riverside Funding, LLC
and Deutsche Bank AG, New York Branch

2

EXHIBIT B

RELEASE

WHEREAS, Riverside Funding LLC (“Riverside”); Deutsche Bank AG, New York Branch (“DB”); Fairway Finance Company LLC (“Fairway”); BMO Capital Markets Corp. the “Agent”); Bank of Montreal (“BMO”); Kohlberg Capital Funding LLC I (“Kohlberg Funding”); and, Kohlberg Capital Corporation (“Kohlberg”) (collectively, the “Parties”) have entered into a Forbearance and Settlement Agreement dated September __, 2010 (the “Agreement”), resolving certain claims and differences existing among them.

WHEREAS, Riverside, Fairway, Kohlberg, Kohlberg Funding, the Agent, and others entered into a Loan Funding and Servicing Agreement dated as of February 14, 2007 (as modified, supplemented or amended from time to time, the “LFSA”), pursuant to which, among other things, Riverside and Fairway agreed to provide Funding with a credit facility.

WHEREAS, as of ______, 20__, Kohlberg Funding has paid all Advances Outstanding and other amounts payable under the terms of the LFSA and Transaction Documents, in accordance with the Agreement.

NOW, THEREFORE, in consideration of the foregoing, Riverside and Deutsche Bank, for themselves and all of their respective past, present or future parents, subsidiaries, divisions, affiliates, predecessors, successors, joint venturers, partners, partnerships, corporations, companies, organizations, associations, principals, members, associates, employees, officers, directors, shareholders, servants, advisors, attorneys and agents, and all of those persons’ (be they individuals or entities) past, present or future heirs, beneficiaries, trustees, representatives, executors, distributees, administrators, assigns, guardians, officers, directors, shareholders and others acting on their behalf (any and all of the foregoing being referred to herein as the “Deutsche Bank Parties”), do hereby release and forever discharge Kohlberg and Kohlberg Funding and any of their past, present or future parents, subsidiaries, divisions, affiliates, predecessors, successors, joint venturers, partners, partnerships, corporations, companies, organizations, associations, principals, members, associates, employees, officers, directors, shareholders, servants, advisors, attorneys and agents, and all of those persons’ (be they individuals or entities) past, present or future heirs, beneficiaries, trustees, representatives, executors, distributees, administrators, assigns, guardians, officers, directors, shareholders and others acting on their behalf (any and all of the foregoing being referred to herein as the “Kohlberg Parties”), of and from any and all, and all manner of, action and actions, cause and causes of action, claims, suits, demands, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, incidents, executions, obligations, damages, liabilities, judgments, and all other claims or demands of any kind whatsoever, whether in law or in equity, whether known or unknown, which any of the Deutsche Bank Parties ever had, now has or hereafter can, shall or may have, from the beginning of the world to the date of this Release, against any of the Kohlberg Parties arising from or relating to the LFSA, the Transaction Documents or the Litigation (as defined in the Agreement).

[SIGNATURES ON NEXT PAGE]

RIVERSIDE FUNDING LLC

By:
Name:
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

Sworn to before me this
____ day of _____, 20__.

Notary Public

2

EXHIBIT C

RELEASE

WHEREAS, Riverside Funding LLC (“Riverside”); Deutsche Bank AG, New York Branch (“DB”); Fairway Finance Company LLC (“Fairway”); BMO Capital Markets Corp. the “Agent”); Bank of Montreal (“BMO”); Kohlberg Capital Funding LLC I (“Kohlberg Funding”); and, Kohlberg Capital Corporation (“Kohlberg”) (collectively, the “Parties”) have entered into a Forbearance and Settlement Agreement dated September __, 2010 (the “Agreement”), resolving certain claims and differences existing among them.

WHEREAS, Riverside, Fairway, Kohlberg, Kohlberg Funding, the Agent, and others entered into a Loan Funding and Servicing Agreement dated as of February 14, 2007 (as modified, supplemented or amended from time to time, the “LFSA”), pursuant to which, among other things, Riverside and Fairway agreed to provide Funding with a credit facility.

WHEREAS, as of ______, 20__, Kohlberg Funding has paid all Advances Outstanding and other amounts payable under the terms of the LFSA and Transaction Documents, in accordance with the Agreement.

NOW, THEREFORE, in consideration of the foregoing, Fairway, BMO and the Agent shall, for themselves and all of their respective past, present or future parents, subsidiaries, divisions, affiliates, predecessors, successors, joint venturers, partners, partnerships, corporations, companies, organizations, associations, principals, members, associates, employees, officers, directors, shareholders, servants, advisors, attorneys and agents, and all of those persons’ (be they individuals or entities) past, present or future heirs, beneficiaries, trustees, representatives, executors, distributees, administrators, assigns, guardians, officers, directors, shareholders and others acting on their behalf (any and all of the foregoing being referred to herein as the “BMO Parties”), shall and do hereby release and forever discharge Kohlberg and Kohlberg Funding and any of their past, present or future parents, subsidiaries, divisions, affiliates, predecessors, successors, joint venturers, partners, partnerships, corporations, companies, organizations, associations, principals, members, associates, employees, officers, directors, shareholders, servants, advisors, attorneys and agents, and all of those persons’ (be they individuals or entities) past, present or future heirs, beneficiaries, trustees, representatives, executors, distributees, administrators, assigns, guardians, officers, directors, shareholders and others acting on their behalf (any and all of the foregoing being referred to herein as the “Kohlberg Parties”), of and from any and all, and all manner of, action and actions, cause and causes of action, claims, suits, demands, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, incidents, executions, obligations, damages, liabilities, judgments, and all other claims or demands of any kind whatsoever, whether in law or in equity, whether known or unknown, which any of the BMO Parties ever had, now has or hereafter can, shall or may have, from the beginning of the world to the date of this Release, against any of the Kohlberg Parties arising from or relating to the LFSA, Transaction Documents or the Litigation (as defined in the Agreement).

[SIGNATURES ON NEXT PAGE]

BMO CAPITAL MARKETS CORP.

By:
Name:
Title:

FAIRWAY FINANCE COMPANY LLC

By:
Name:
Title:

BANK OF MONTREAL

By:
Name:
Title:

Sworn to before me this
____ day of ______, 20__.

Notary Public

2